As filed with the Securities and Exchange Commission on February 16, 2011

Registration No. ____333-163152____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
Registration Statement
Under
The Securities Act of 1933

Avantair, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4522 (Primary Standard Industrial Classification Code number)	20-1635240 (I.R.S. Employer Identification No.)

4311 General Howard Drive
Clearwater, FL 33762
(727) 539-0071
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Steven Santo
Chief Executive Officer
Avantair, Inc.
4311 General Howard Drive
Clearwater, FL 33762
(727) 539-0071
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Douglas Rappaport
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036
(212) 872-1001

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.   ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☑

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-163152) (the “Registration Statement”) of Avantair, Inc. (the “Company”) is being filed pursuant to the undertaking in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission on March 12, 2010, to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 (the “Annual Report”) that was filed with the Securities and Exchange Commission on September 28, 2010.

The information included in this filing updates and supplements the Registration Statement and the Prospectus contained therein. No changes have been made to the Prospectus contained in the Registration Statement (which Prospectus continues to form a part of this Registration Statement) and, accordingly, such Prospectus has not been reprinted in Part I of this Registration Statement. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion , dated February 16, 2011

PROSPECTUS SUPPLEMENT

11,425,307 Shares
Avantair, Inc.

This prospectus relates solely to the sale or other disposition of up to an aggregate of 11,425,307 shares of common stock of Avantair, Inc., including 455,887 shares of common stock underlying warrants  issued by Avantair, to the Selling Stockholders identified in the section entitled “Selling Stockholders” of this prospectus or their transferees.

The Selling Stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. For additional information, you should refer to the section entitled “Plan of Distribution” of this prospectus. We will not receive any proceeds from the sale or other disposition of the shares of common stock covered hereby by the Selling Stockholders. We are contractually obligated to pay all expenses of registration incurred in connection with this offering, except any underwriting discounts and commissions incurred by the Selling Stockholders.

Our common stock is currently quoted on the Over-the-Counter Bulletin Board under the symbol “AAIR.OB”. On February 15, 2011 the last reported sale price of our shares was $2.50 per share. You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information.

Recent Developments

We have incorporated by reference into this prospectus the Annual Report on Form 10-K of Avantair, Inc. for the fiscal year ended June 30, 2010.  The information incorporated by reference to this prospectus supplement updates and supplements Avantair, Inc.’s Prospectus dated March 12, 2010 (the “Prospectus”).

You should consider carefully the risks that we have described in “Risk Factors” beginning on page 9 before deciding whether to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                         , 2011.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission, or SEC. We have not authorized anyone to provide you with information different from that contained in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale or other disposition of our common stock.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference the information contained in documents that we file with them. We are incorporating by reference into this prospectus supplement the documents listed below (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K):

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 that we filed with the SEC on September 28, 2010;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010 that we filed with the SEC on November 12, 2010;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010 that we filed with the SEC on February 11, 2011; and

•	Our Current Reports on Form 8-K filed with the SEC on September 3, 2010, November 3, 2010, January 11, 2011, January 20, 2011 and February 8, 2011.

By incorporating by reference our Annual, Quarterly and Current Reports, we can disclose important information to you by referring you to our Annual, Quarterly and Current Reports, which are considered part of this prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Avantair, Inc. is a public company and files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document the Company files at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at “http://www.sec.gov.” You can read and copy reports and other information concerning Avantair at the offices of the Financial Industry Regulatory Authority located at 1735 K Street, Washington, D.C. 20006.

EXPERTS

The consolidated financial statements of Avantair and its subsidiaries as of June 30, 2010 and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the year then ended contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010, have been audited by J.H. Cohn LLP, an independent registered public accounting firm, as stated in their report dated September 28, 2010, which is incorporated by reference herein, and such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the Company’s estimates (other than the SEC registration fee) of the expenses in connection with the sale and distribution of the securities being registered, all of which will be paid by the Company.

Item	Amount
SEC registration fee	$1,020	*
Legal fees and expenses	30,000	*
Accounting fees and expenses	15,000	*
Printing fees and expenses	5,000	*
Miscellaneous fees and expenses	700	*
Total	$51,720	*

Item 14. Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law (“DGCL”), as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that the company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the company) by reason of the fact that the person is or was a director, officer, agent or employee of the company or is or was serving at the company’s request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the company as well but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the company, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Article Eight of the Company’s Amended and Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL.

The indemnification provision contained in the Amended and Restated Company’s Certificate of Incorporation is not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the Company maintains insurance on behalf of its directors and executive directors or officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status. The foregoing descriptions are only general summaries. For additional information we refer you to the full text of our Amended and Restated Certificate of Incorporation filed on March 15, 2007 as an Exhibit to our current report on Form 8-K which we incorporate by reference with this filing.

Item 15. Recent Sales of Unregistered Securities.

On October 16, 2009, the Company entered into a Securities Purchase and Exchange Agreement (the “Purchase Agreement”) with the investors party thereto (the “Investors”) in connection with a PIPE (Private Investment in a Public Entity) financing.  Pursuant to the Purchase Agreement, certain new investors purchased 8,818,892 shares of common stock in a private placement for gross proceeds of approximately $8.4 million, or $10.4 million when combined with the proceeds of two prior placements consummated in June and September 2009.  The Company used the net proceeds from this financing transaction to retire debt, for working capital and general corporate purposes.

Under the terms of the Purchase Agreement, Avantair sold 8,818,892 shares of common stock to the new investors at a price per share of $0.95.  In addition, pursuant to the Purchase Agreement, the Company exchanged the 817,200 outstanding warrants that had been issued to existing investors in the two prior private placements for an aggregate of 516,127 shares of common stock.  The Purchase Agreement terminated the purchase agreement and registration rights agreement entered into in connection with the June and September 2009 private placements.  The securities were issued in a private placement in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Section 3(a)(9) under the Securities Act of 1933, as amended. Avantair did not engage in any general solicitation or advertisement for the issuance of these securities.

On October 16, 2009, pursuant to an agreement between EarlyBirdCapital, Inc. and the Company, in consideration for services rendered as placement agent for the Company’s June, September and October 2009 private placements, the Company issued to EarlyBirdCapital, Inc. and its affiliates 455,887 fully vested warrants which expire on June 30, 2012. Each warrant permits the holder to purchase one share of the Company’s common stock at an exercise price of $1.05 per share. The shares issuable upon exercise of the warrants are entitled to registration rights under the October 2009 Registration Rights Agreement. The Company may redeem the warrants at any time on or after October 16, 2011 at the price of $0.01 per warrant, provided that the volume weighted average price of the Company’s common stock has been at least 200.0% of the exercise price of a warrant for any twenty trading days during any consecutive thirty trading day period ending on the third trading day preceding the date of the notice of redemption. These warrants were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as a transaction by an issuer not involving any public offering.

During the second quarter of fiscal 2010, the Company, through an arms-length transaction transferred its rights to purchase four Piaggio Avanti II aircraft to LW Air LLC pursuant to the existing aircraft purchase agreement between the Company and Piaggio America, Inc. Upon delivery of the aircraft, Piaggio America returned $2.6 million of deposits previously paid on the aircraft by the Company.  Simultaneous with this transaction, the Company entered into an eight-year management agreement for those aircraft and the Company issued 2,373,260 warrants to Lorne Weil, the Managing Member of LW Air LLC.

The warrants issued in conjunction with the LW Air transactions to Lorne Weil, Managing Member of LW Air, provide for the purchase of 2,373,620 shares of the Company’s common stock at an exercise price of $1.25 per share. The warrants expire on October 16, 2012, and the warrants and any underlying shares purchased upon exercise of the warrants may not be sold, transferred, assigned or hypothecated, in whole or in part, at any time on or prior to October 16, 2011, other than to an affiliate of the warrant holder. The Company may redeem the warrants held by Lorne Weil at any time on and after October 16, 2011 at the price of $0.01 per warrant, provided that the volume weighted average price of the Company’s common stock has been at least 300.0% of the exercise price of a warrant for any twenty trading days during any consecutive thirty trading day period ending on the third trading day preceding the date of the notice of redemption. These warrants were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as a transaction by an issuer not involving any public offering.

Item 16. Exhibits

The Exhibits listed on the Exhibit Index of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

	(a)	1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20.0% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided however, that:

A.
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
i.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Clearwater, Florida on the 16th day of February, 2011.

Avantair, Inc.

By:	/s/ Steven Santo
Steven Santo
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

	/s/ Steven Santo	Chief Executive Officer and	February 16, 2011
	Steven Santo	Director (Principal Executive Officer)

	/s/ Richard Pytak	Chief Financial Officer	February 16, 2011
	Richard Pytak	(Principal Financial and Accounting Officer)

	*	Director	February 16, 2011
Barry Gordon

	*	Director	February 16, 2011
A. Clinton Allen

	*	Chairman	February 16, 2011
Robert Lepofsky

	*	Director	February 16, 2011
Arthur H. Goldberg

	*		February 16, 2011
	Stephanie Cuskley	Director

	*		February 16, 2011
	Richard B. DeWolfe	Director

	Lorne Weil	Director

*	/s/ Steven Santo		February 16, 2011
Steven Santo Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated as of October 2, 2006 between Ardent Acquisition Corporation and the Stockholders of Avantair, Inc. (1)
2.2	Letter Agreement, entered into as of October 2, 2006 between Avantair, Inc., certain equity investors and Ardent Acquisition Corporation. (1)
2.3	Amendment to Stock Purchase Agreement, dated as of December 15, 2006 between Ardent Acquisition Corporation and the Stockholders of Avantair, Inc. (2)
2.4	Securities Purchase and Exchange Agreement, dated as of October 16, 2009 by and among Avantair, Inc. and certain investors. (6)
3.1	Amended and Restated Certificate of Incorporation. (3)
3.2	Second Amended and Restated By-laws. (5)
3.3	Certificate of Designations, filed with the Secretary of State of the State of Delaware on November 14, 2007. (9)
4.1	Specimen Unit Certificate. (4)
4.2	Specimen Common Stock Certificate. (4)
4.3	Specimen Warrant Certificate. (4)
4.4	Form of Unit Purchase Option to be granted to Representative. (4)
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant. (4)
4.6	Form of Warrant Agreement issued by the Registrant dated as of October 16, 2009. (12)
5.1	Opinion of DLA Piper LLP (US) (14)
10.1*	Avantair Leadership Deferred Compensation Plan Adoption Agreement, dated December 18, 2008. (11)
10.2*	Avantair Leadership Deferred Compensation Plan Basic Plan Document, dated December 18, 2008. (11)
10.3	Registration Rights Agreement among the Registrant and the Initial Stockholders. (4)
10.4	Form of Warrant Purchase Agreement among EarlyBirdCapital, Inc. and each of the Initial Stockholders. (4)
10.5	Investors Rights Agreement, entered into as of October 2, 2006, between Avantair, Inc. and certain equity investors. (1)
10.6	Loan Agreement, entered into as of October 2, 2006 by and among Avantair, Inc., CNM, Inc. and Ardent Acquisition Corporation. (1)
10.7	Amended and Restated Promissory Note, dated June 1, 2007, made by Avantair, Inc. to CNM, Inc. (8)
10.8*	2006 Long- Term Incentive Plan. (15)
10.9*	Employment Agreement dated September 24, 2009, between the Registrant and Steven F. Santo. (6)
10.10	Floor Plan Finance Agreement, dated April 2, 2009, between the Registrant and MidSouth Services, Inc. with the term commencing on April 3, 2009. (7)
10.11	Floor Plan Finance Agreement, dated April 2, 2009, between the Registrant and MidSouth Services, Inc. with the term commencing on a date that is yet to be determined. (7)
10.12	Registration Rights Agreement, dated as of October 16, 2009 among the Registrant and certain investors. (10)
10.13	Piaggio America, INC. P180 Avanti II Aircraft Purchase Agreement, dated November 10, 2005. (14)(X)
10.14	Piaggio America, INC. P180 Avanti II Aircraft Purchase Agreement, dated September 24, 2007. (14)(X)
10.15	Amendment of Aircraft Purchase Agreements dated November 10, 2005 and September 24, 2007 between Piaggio America, Inc. and Avantair, Inc. (dated September 15, 2008). (13)(X)
10.16	Aircraft Management Agreement between LW Air I LLC and Avantair, Inc. dated October 19, 2009. (13)(X)
10.17	Aircraft Lease Agreement between LW Air I LLC and Avantair, Inc. dated October 19, 2009. (13)(X)
10.18	Cross Lease Exchange Agreement dated October 19, 2009.(13) (X)
10.19	Addendum Number 1 to LW Air I Lease/Management Agreement.(13) (X)
23.1	Consent of J.H. Cohn LLP. (†)
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

(†)	Filed herewith
*	Management contract or compensatory plan or arrangement.
(X)	Portions of the exhibit have been omitted pursuant to a request for confidential treatment.
(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 4, 2006.

(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 20, 2006.
(3)	Incorporated by reference to Registrant’s current report on Form 8-K, filed with the Securities and Exchange commission on March 15, 2007.
(4)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-121028).
(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2010.
(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 15, 2009.
(7)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 7, 2009.
(8)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-142312).
(9)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 20, 2007.
(10)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 22, 2009.
(11)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 22, 2008.
(12)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-163152), filed with the Securities and Exchange Commission on November 17, 2009.
(13)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (SEC File No. 333-163152), filed with the Securities and Exchange Commission on January 26, 2010.
(14)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (SEC File No. 333-163152), filed with the Securities and Exchange Commission on March 8, 2010.
(15)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 20, 2011.